Exhibit 23.1

                  DeGolyer and MacNaughton
              4925 Greenville Avenue, Suite 400
                      One Energy Square
                     Dallas, Texas 75206

                       March 11, 2004





EOG Resources, Inc.
333 Clay Street, Suite 4200
Houston, Texas 77002


Gentlemen:

     We hereby consent to the inclusion of references to our firm and to the opinions as mentioned below delivered to EOG Resources, Inc. (EOG) regarding our comparison of estimates prepared by us with those furnished to us by EOG of the proved oil, condensate, natural gas liquids, and natural gas reserves of certain selected properties owned by EOG in the section "Supplemental Information to Consolidated Financial Statements - Oil and Gas Producing Activities" in EOG's current Report on Form 8-K filed with the United States Securities and Exchange Commission (SEC) on February 24, 2004 (the Form 8-K filed on February 24, 2004). The opinions are contained in our letter reports dated January 25, 2002, January 31, 2003, and March 1, 2004, for estimates as of December 31, 2001, December 31, 2002, and December 31, 2003, respectively. That section of the Form 8-K filed on February 24, 2004, is in turn incorporated by reference in Item 14 of EOG's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC. Additionally, we hereby consent to the incorporation by reference of such references to our firm and to our opinions in EOG's previously filed Registration Statement Nos. 33-48358, 33-52201, 33-58103,
33-62005, 333-09919, 333-20841, 333-18511, 333-31715,
333-44785, 333-69483, 333-46858, 333-62256, 333-63184,
333-84014, and 333-88924.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON